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Exhibit 12
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                                          TRANSAMERICA CORPORATION AND SUBSIDIARIES
                                     COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                                                 (Dollar amounts in millions)

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                                                                     Year Ended December 31,

                                                   1997          1996          1995         1994            1993




Fixed charges:
 Interest and debt expense .................... $   420.9     $   396.5    $    381.5    $    319.7      $    269.3
 Minority interest charges ....................      42.8          18.8          17.2           3.3
 One-third of rental
  expense .....................................      36.1          19.0          21.3          26.9            23.5
                                                ---------     ---------    ----------    ----------      ----------
   Total ...................................... $   499.8     $   434.3    $    420.0    $    349.9      $    292.8
                                                =========     =========    ==========    ==========      ==========


Earnings:
 Consolidated operating
  income from continuing
  operations .................................. $   532.0     $   501.5    $    390.1    $    336.9      $    354.5
 Provision for income
  taxes .......................................     129.8         160.1         180.9         204.6            75.1
 Fixed charges ................................     499.8         434.3         420.0         349.9           292.8
                                                ---------     ---------    ----------    ----------      ----------
   Total ...................................... $ 1,161.5     $ 1,095.9    $    991.0    $    891.4      $    722.4
                                                =========     =========    ==========    ==========      ==========


Ratio of earnings from con-
 tinuing operations to
 fixed charges ................................      2.32          2.52          2.36          2.55            2.47
                                                     ====          ====          ====          ====            ====

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